Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Shares, no par value, of Civeo Corporation, a British Columbia corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Engine Capital, L.P.

By:	/s/ Arnaud Ajdler
Arnaud Ajdler, Managing Member of Engine Investments, LLC, its General Partner
Date:	02/26/2025

Engine Jet Capital, L.P.

By:	/s/ Arnaud Ajdler
Arnaud Ajdler, Managing Member of Engine Investments, LLC, its General Partner
Date:	02/26/2025

Engine Lift Capital, LP

By:	/s/ Arnaud Ajdler
Arnaud Ajdler, Managing Member of Engine Investments II, LLC, its General Partner
Date:	02/26/2025

Engine Capital Management, LP

By:	/s/ Arnaud Ajdler
Arnaud Ajdler, Managing Member of Engine Capital Management GP, LLC, its General Partner
Date:	02/26/2025

Engine Capital Management GP, LLC

By:	/s/ Arnaud Ajdler
Arnaud Ajdler, Managing Member
Date:	02/26/2025

Engine Investments, LLC

By:	/s/ Arnaud Ajdler
Arnaud Ajdler, Managing Member
Date:	02/26/2025

Engine Investments II, LLC

By:	/s/ Arnaud Ajdler
Arnaud Ajdler, Managing Member
Date:	02/26/2025

Ajdler Arnaud

By:	/s/ Arnaud Ajdler
Arnaud Ajdler
Date:	02/26/2025